Exhibit 4.2
SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of February 23, 2024, by and among Wynn Resorts Finance, LLC, a Nevada limited liability company (“Wynn Resorts Finance”) and Wynn Resorts Capital Corp., a Nevada corporation (“Wynn Resorts Capital,” and together with Wynn Resorts Finance, the “Issuers”), each of the parties identified on Annex A hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).
WITNESSETH:
WHEREAS, the Issuer, the Guarantors, and the Trustee are party to an indenture, dated as of February 16, 2023 (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer of its 7.125% Senior Notes due 2031;
WHEREAS, pursuant to and on the date of the Base Indenture, the Issuer initially issued $600,000,000 aggregate principal amount of its 7.125% Senior Notes due 2031 (the “Existing Notes”);
WHEREAS, Section 2.13 of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuers may amend the Base Indenture to facilitate the issuance of Additional Notes (as defined in the Base Indenture) under the Base Indenture;

WHEREAS, the Issuer wishes to issue an additional $400,000,000 aggregate principal amount of its 7.125% Senior Notes due 2031 as Additional Notes (the “New Notes”);
WHEREAS, Section 9.01(g) of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Base Indenture to provide for the issuance of Additional Notes in accordance with the limitations set forth the Base Indenture;
WHEREAS, Section 9.01(d) of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Base Indenture to make any change that does not adversely affect the legal rights under the Indenture of any Holder of the Notes;
WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:
1.Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on February 23, 2024 is $400,000,000.

3.Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

a.be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

b.be issued on February 23, 2024 at a purchase price of 103.000% of the principal amount plus accrued interest from February 15, 2024;

c.be issuable in whole in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture;

d.initially bear, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U98354 AD2 and ISIN of USU98354AD20; and
e.bear, in the case of New Notes sold under Rule 144A of the Securities Act, the same CUSIP number and ISIN as the Existing Notes that are Rule 144A Notes.
4.Amendments to the Indenture
a.The definition of “Revolving Credit Facility” under Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:
“Revolving Credit Facility” means the first lien revolving credit facility, as amended, in an aggregate principal amount of up to $750.0 million entered into on September 20, 2019 by Wynn Resorts Finance.”
b.The definition of “Term Facility” under Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:
“Term Facility” means the first lien term loan A facility, as amended, in an aggregate principal amount of up to $825.0 million entered into on September 20, 2019 by Wynn Resorts Finance.”
c.The definitions of “2023 LV Notes” and “2025 WRF Notes” under Section 1.01 and any references thereto are deleted in their entirety.

5.Ratification of Base Indenture; Supplemental Indenture; Part of Indenture. The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of a Note or New Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

7.Trustee’s Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Base Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental

Indenture. The Trustee shall not be responsible for any statement or recital herein or any statement or recital contained in any document in connection with the sale of the New Notes.

8.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,

ISSUERS:

WYNN RESORTS FINANCE, LLC

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

WYNN RESORTS CAPITAL CORP.

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

[Signature Page to Supplemental Indenture]

GUARANTORS:
EBH HOLDINGS, LLC
EVERETT PROPERTY, LLC
WYNN AMERICA GROUP, LLC
WYNN GROUP ASIA, INC.
WYNN LAS VEGAS HOLDINGS, LLC
WYNN LAS VEGAS CAPITAL CORP.

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Treasurer

WYNN LAS VEGAS, LLC

By: /s/ Dean Lawrence
Name: Dean Lawrence
Title: Chief Financial Officer and Senior Vice President

WYNN MA, LLC

By: /s/ John Santon
Name: John Santon
Title: Chief Financial Officer

WYNN SUNRISE, LLC

By: Wynn Las Vegas, LLC its sole member

By: Wynn Las Vegas Holdings, LLC, its sole member

By: Wynn America Group, LLC, its sole member

By:    Wynn Resorts Finance, LLC, its sole member

By:    Wynn Resorts Holdings, LLC, its sole member

By: Wynn Resorts, Limited, its sole member

By: /s/ Julie Cameron-Doe
Name: Julie Cameron-Doe
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:    /s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President
[Signature Page to Supplemental Indenture]

Annex A
EBH Holdings, LLC
Wynn Group Asia, Inc.
Everett Property, LLC
Wynn America Group, LLC
Wynn Las Vegas Holdings, LLC
Wynn Las Vegas, LLC
Wynn MA, LLC
Wynn Sunrise, LLC
Wynn Las Vegas Capital Corp.